Exhibit 16.1

                     [LETTERHEAD OF ARMANDO C. IBARRA, CPA,
                          A PROFESSIONAL CORPORATION]

October 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                     Re: Nano Superlattice Technology, Inc.
                       (Formerly Wigwam Development, Inc)
                             SEC File No. 000-50177

Dear Ladies and Gentlemen:

We are the former independent auditors for Nano Superlattice Technology, Inc. (formerly Wigwam Development, Inc.) (the "Company"). We have read the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2004 and agree with the statement made by the Company with respect to our dismissal as its independent auditors and with respect to the statements made by the Company in paragraphs two through four on page two of such current report. We have no basis to agree or disagree with other statements of the Company contained therein.



/s/ Armand C. Ibarra
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Armando C.Ibarra, CPA, APC